                                                                    EXHIBIT 3.14

                            ARTICLES OF INCORPORATION

                                       OF

                      AIR LOGISTICS OF ALASKA, INCORPORATED

                         KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned natural persons of the age of nineteen (19) years or more, acting as incorporators of a corporation under the Alaska Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I.

                         The name of the corporation is:

                      AIR LOGISTICS OF ALASKA, INCORPORATED

                                   ARTICLE II.

                    The period of its duration is perpetual.

                                  ARTICLE III.

         The purpose or purposes for which the Corporation is organized are:

         To provide transportation by air and other means, and to maintain general transportation facilities; to operate within all areas of air commerce, both by rotary and fixed wing service; to buy, sell, hire, lease, operate or otherwise use at any time and at all places airplanes, machines, sea-planes, and aircraft of all descriptions, or other mechanical contrivances and devices for aerial operation or navigation, of any and every kind and description and any future improvements or developments of the same; to buy, sell, hire, lease, operate and use all equipment, machines and devices necessary for aerial operation and navigation and all machinery, appliances, tools, supplies, materials, parts, accessories and equipment or other paraphenalia used or capable of being used in operation of the same; to acquire, hold, operate, buy, sell, lease and deal in any other manner with any other property, real, personal or mixed, tangible and intangible, of any kind, nature and description whatsoever, and to participate in any industrial, manufacturing, scientific, merchantile or trading business of any kind or character whatsoever; to conduct and carry on any experimental or research work, and to render to any person, firm, association, corporation or governmental body or agency engaged in any lawful undertaking, enterprise or business, services of a technical, scientific, business or management nature.

         To acquire or purchase the goodwill, property rights, franchises and assets of businesses of every kind and, in connection with such acquisition, to assume liability of any persons, firms, associations or corporations, either in whole or in part, and pay for the same in cash, bonds, stock of the Corporation, or otherwise.

         To incur debts in the purchase and acquisition of property, business rights or franchises, or for any other object in or about any business affair, and to have authority to raise, borrow and secure the payment of money in any lawful manner, including the issue and sale or other disposition of bonds, warrants, debentures, obligations, negotiable and transferable instruments, and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust, or otherwise.

         To do any and all things herein set forth, and, in addition, such other acts and things as are necessary or convenient to the attainment of the purposes of this Corporation, or any of them, to the same extent as natural persons lawfully might or could do, in any part of the world, insofar as such acts are permitted to be done by a corporation organized under the Alaska Business Corporation Act.

                                   ARTICLE IV.

         The aggregate number of shares which this Corporation shall have authority to issue shall be 100,000 shares and the par value thereof shall be $1.00 per share.

ARTICLE V.

         The registered office of this Corporation is at:

                  Cole, Hartig, Rhodes, Norman, Mahoney & Goltz
                  717 K Street
                  Anchorage, AK 99501

and the Registered Agent at that address is:

                  Robert L. Hartig

                                   ARTICLE VI.

         The number of Directors of this Corporation shall be not less than three (3) nor more than nine (9). The names and addresses of the initial Directors, who shall serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

                  BURT H. KEENAN              P.O. BOX 5-C
                                              LAFAYETTE, LA 70501

                  KENNETH M. JONES            P.O. BOX 5-C
                                              LAFAYETTE, LA 70501

                  JERRY W. JARRELL            P.O. BOX 5-C
                                              LAFAYETTE, LA 70501

The names and addresses of the incorporators are as follows:

                  ROBERT L. HARTIG            717 K STREET
                                              ANCHORAGE, AK 99501

                  BERNARD J. DOUGHERTY        717 K STREET
                                              ANCHORAGE, AK 99501

                  ROBERT J. MAHONEY           717 K STREET
                                              ANCHORAGE, AK 99501

                                  ARTICLE VII.

         No holder of any stock of the Corporation shall be entitled to purchase, subscribe for or otherwise acquire, as a matter of right, any of the following:

         1. new or additional shares of stock, of any class, in the Corporation; or

         2. options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares in the Corporation; or

         3. shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares in the Corporation.

                  IN WITNESS WHEREOF, we have hereunto set our hands this 26th day of November, 1974.

                                              /s/ ROBERT J. MAHONEY
                                              ----------------------------------
                                                       Robert J. Mahoney

                                              /s/ BERNARD J. DOUGHERTY
                                              ----------------------------------
                                                       Bernard J. Dougherty

                                              /s/ ROBERT L. HARTIG
                                              ----------------------------------
                                                       Robert L. Hartig

STATE OF ALASKA                     )

                                    : ss.:

THIRD JUDICIAL DISTRICT             )

         THIS IS TO CERTIFY that before me, the undersigned Notary Public in and for the State of Alaska, duly sworn and commissioned as such, personally appeared ROBERT L. HARTIG, being by me first duly sworn, declared that he is the person who signed the foregoing ARTICLES OF INCORPORATION as an incorporator, and that the statements therein contained are true.

                  WITNESS MY HAND AND NOTARIAL SEAL at Anchorage, A1aska, the day and year last above written.

                                              /s/ CONFORMED SIGNATURE
                                              ----------------------------------
                                              Notary Public in and for Alaska
                                              My Commission Expires: ___________

STATE OF ALASKA                     )

                                    : ss.:

THIRD JUDICIAL DISTRICT             )

                  THIS IS TO CERTIFY that before me, the undersigned Notary Public in and for the State of Alaska, duly sworn and commissioned as such, personally appeared BERNARD J. DOUGHERTY, being by me first duly sworn, declared that he is the person who signed the foregoing ARTICLES OF INCORPORATION as an incorporator, and that the statements therein contained are true.

                  WITNESS MY HAND AND NOTARIAL SEAL at Anchorage, Alaska, the day and year last above written.

                                              /s/ CONFORMED SIGNATURE
                                              ----------------------------------
                                              Notary Public in and for Alaska
                                              My Commission Expires: ___________

STATE OF ALASKA                     )

                                    : ss.:

THIRD JUDICIAL DISTRICT             )

                  THIS IS TO CERTIFY that before me, the undersigned Notary Public in and for the State of Alaska, duly sworn and commissioned as such, personally appeared ROBERT J. MAHONEY, being by me first duly sworn, declared that he is the person who signed the foregoing ARTICLES OF INCORPORATION as an incorporator, and that the statements therein contained are true.

                  WITNESS MY HAND AND NOTARIAL SEAL at Anchorage, Alaska, the day and year last above written.

                                              /s/ CONFORMED SIGNATURE
                                              ----------------------------------
                                              Notary Public in and for Alaska
                                              My Commission Expires:
                                                                    ------------

                                 STATE OF ALASKA

                 DEPARTMENT OF COMMERCE AND ECONOMIC DEVELOPMENT

                DIVISION OF BANKING, SECURITIES AND CORPORATIONS

                                   CERTIFICATE

                                       OF

                                     MERGER

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that duplicate originals of Articles of Merger, duly signed and verified pursuant to the provisions of the Alaska Corporations Code, have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Merger of

                                 HELI-LIFT, INC.

                         doing business in this state as

                           HELI-LIFT HELICOPTERS, INC.

                                   merged into

                          AIR LOGISTICS OF ALASKA, INC.

       and attaches hereto a duplicate original of the Articles of Merger.

                                    IN TESTIMONY WHEREOF, I execute this
                                    certificate and affix the Great Seal of the State of Alaska on December 30, 1994.

                                                Willis F. Kirkpatrick - Designee
                                                Commissioner of Commerce
                                                and Economic Development

                               ARTICLES OF MERGER

         Pursuant to the provisions of the laws of the states of Alaska and Colorado (the "Acts"), the undersigned corporations, Heli-Lift, Inc., a Colorado corporation ("Heli-lift"), and Air Logistics of Alaska, Inc., an Alaska corporation ("Air Log"), hereby adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of the Acts:

         1. Attached hereto as Exhibit "A" and made a part hereof is a copy of the plan of merger (the "Plan") providing for the merger by combination of Heli-lift and Air Log resulting in the survival of Air Log (the "Merger").

         2. The number of outstanding shares of Heli-lift is 11,617. All of such shares were voted for the Plan, and none of such shares were voted against the Plan.

         3. The number of outstanding shares of Air Log is 1,000. All of such shares were voted for the Plan, and none of such shares were voted against the Plan.

         4. The approval of the Plan was duly authorized by all action required by the laws under which Heli-lift was incorporated or organized and by its constituent documents.

         5. The approval of the Plan was duly authorized by all action required by the laws under which Air Log was incorporated or organized and by its constituent documents.

         6. Subject to applicable law, the Merger shall become effective as of end of the day on December 31, 1994.

         7. The address of the principal office of Air Log is 1915 Donald Avenue, Fairbanks, Alaska 99701.

DATED the 28th day of December, 1994.

                                         HELI-LIFT, INC.

                                         By: /s/ JAMES B. CLEMENT
                                             -----------------------------------
                                                James B. Clement, President

                                         By: /s/ JERRY W. JARRELL
                                             -----------------------------------
                                                Jerry W. Jarrell, Vice President

                                         AIR LOGISTICS OF ALASKA, INC.

                                         By: /s/ JAMES B. CLEMENT
                                             -----------------------------------
                                                James B. Clement, President

                                         By: /s/ GEORGE M. SMALL
                                             -----------------------------------
                                                George M. Small, Vice President

                                         HELI-LIFT, INC.

                                         By: /s/ JERRY W. JARRELL
                                             -----------------------------------
                                                Jerry W. Jarrell, Secretary

                                         AIR LOGISTICS OF ALASKA, INC.

                                         By: /s/ JERRY W. JARRELL
                                             -----------------------------------
                                                Jerry W. Jarrell, Secretary

STATE OF TEXAS           Section
                         Section
COUNTY OF HARRIS         Section

This instrument was acknowledged before me on the 28th day of December 1994, by Jerry W. Jarrell, Secretary of Heli-Lift, Inc., a Colorado corporation, and Air Logistics of Alaska, Inc., an Alaska corporation, on behalf of said corporations.

                                                 /s/ JANDA SYZDEK
                                                 -----------------------------
                                                 Notary Public, State of Texas

My Commission Expires: 4/25/98

                                   EXHIBIT "A"

                          PLAN AND AGREEMENT OF MERGER

         This is a Plan and Agreement of Merger (the "Plan") dated as of December __, 1994, by and between Heli-lift, Inc., a Colorado corporation ("Heli-lift"), and Air Logistics of Alaska, Inc., an Alaska corporation ("Air Log").

         WHEREAS, Heli-lift and Air Log desire to enter into and execute this Plan providing, among other things, for the merger by combination of Heli-lift and Air Log resulting in the survival of Air Log (the "Merger");

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, Heli-lift and Air Log do hereby adopt the following Plan of Merger and agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 The parties to the Merger are Heli-lift and Air Log. Heli-lift shall cease to exist as a separate entity after the Merger. Air Log shall survive the Merger and continue to be governed by the laws of the State of Alaska.

                                    ARTICLE 2

                      ALLOCATION OF ASSETS AND LIABILITIES

         2.1 All rights, titles and interests in and to all assets and properties, whether real, personal or mixed, owned or held by Heli-lift shall be allocated to and vested in Air Log without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing, valid and subsisting liens or other encumbrances thereon.

         2.2 All liabilities and obligations of Heli-lift, whether liquidated or contingent, shall be allocated to Air Log.

         2.3 All rights, titles and interests in and to all assets and properties, whether real, personal or mixed, owned or held by Heli-lift shall continue to be owned and held by Air Log.

         2.4 All liabilities and obligations of Heli-lift, whether liquidated or contingent, shall continue to be the liabilities and obligations of Air Log.

PLAN AND AGREEMENT OF MERGER - PAGE 1

                                    ARTICLE 3

                    ARTICLES OF ORGANIZATION AND REGULATIONS

         3.1 The Articles of Incorporation and the Bylaws of Air Log, as in existence on the Effective Date, shall continue in full force and effect after the Effective Date as the Articles of Incorporation and the Bylaws of Air Log, until amended, modified or repealed in accordance with their respective terms or us provided by law.

                                    ARTICLE 4

                              CONVERSION OF SHARES

         4.1 On the Effective Date (as herein defined), the following shares of stock (collectively the "Converted Shares") shall be converted on the basis that each share of Heli-lift stock shall be converted to .668 shares in Air Log.

         4.2 After the Effective Date, Air Log shall pay and/or deliver to each holder of the Converted Shares the certificates representing the shares of stock and the cash and other property to which such holder is entitled pursuant hereto (collectively the "Issued Consideration") promptly following the surrender by such holder of all certificates formerly representing the Converted Shares registered in the name of such holder. If the certificate so surrendered by the holder is issued in a name other than the name of the holder, then, as a condition to such payment or delivery of the Issued Consideration, (i) such certificate shall be duly endorsed to evidence the transfer thereof to the holder or shall otherwise be in proper form for such transfer and (ii) the holder shall tender to Air Log any transfer taxes required by reason of such transfer. No interest of any kind shall accrue on any of the Issued Consideration.

                                    ARTICLE 5

                                  MISCELLANEOUS

         5.1 Subject to applicable law, the Merger shall become effective as of end of the day on December 31, 1994. The time and date on which the Merger shall become effective is herein called the "Effective Date."

         5.2 Subject to the approval of this Plan by the shareholders of the parties hereto, such parties shall execute all such other instruments and documents, including Articles of Merger, and take all such action as may be necessary, advisable or appropriate to effectuate the Merger and to carry out transactions contemplated hereby.

PLAN AND AGREEMENT OF MERGER - PAGE 2

         IN WITNESS WHEREOF, this Plan has been executed as of the date first above written.

                                           HELI-LIFT, INC.

                                           By: /s/ JAMES B. CLEMENT
                                               ---------------------------------
                                                   James B. Clement, President

                                           AIR LOGISTICS OF ALASKA, INC.

                                           By: /s/ JAMES B. CLEMENT
                                               ---------------------------------
                                                   James B. Clement, President

PLAN AND AGREEMENT OF MERGER - PAGE 3

                                 STATE OF ALASKA

                             DEPARTMENT OF COMMERCE

                                     JUNEAU

                          CERTIFICATE OF INCORPORATION

The undersigned, as Commissioner of Commerce of the State of Alaska, hereby certifies that duplicate originals of the Articles of Incorporation of AIR LOGISTICS OF ALASKA, INCORPORATED duly signed and verified pursuant to the provisions of the Alaska Business Corporation Act, have been received in this office and are found to conform to law.

         ACCORDINGLY the undersigned, as such Commissioner of Commerce, and by virtue of the authority vested in him by law hereby issues this Certificate of Incorporation of

                      AIR LOGISTICS OF ALASKA, INCORPORATED

and attaches hereto a duplicate original of the Articles of Incorporation

                                    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at Juneau, the Capital, this ___ day of November, 1974.

                                                 /s/ EMMITT A. WILSON
                                                 ------------------------
                                                 EMMITT A. WILSON
                                                 Commissioner of Commerce